UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 1, 2011 (the “Effective Date”), Computer Sciences Corporation (“CSC”) announced that it has entered into a Scheme Implementation Agreement (the “SIA”) by and among CSC, CSC Computer Sciences Australia Holdings Pty Limited (“CSC Australia”), and iSoft Group Limited (“iSoft”) pursuant to which CSC will acquire, through CSC Australia, all of the issued fully paid ordinary shares in iSOFT, together with the cancellation of all options to subscribe for fully paid ordinary shares in iSOFT, by means of separate schemes of arrangement under Part 5.1 of the Corporations Act.

The offer to iSOFT shareholders is at A$0.17 per share. Closing of the transaction is expected during the second quarter of CSC’s 2012 fiscal year, and is subject to various conditions, including, inter alia, iSOFT shareholder approval and certain Australian and EU regulatory approvals.  As a result of the transactions contemplated by the proposed scheme of arrangement, at completion, iSoft will continue its operations as a wholly owned subsidiary of CSC Australia.

The foregoing summary is qualified in its entirety by reference to the full text of the SIA, which is filed as Exhibit 2 to this Current Report on Form 8-K.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the SIA.

A press release announcing the SIA is attached hereto as Exhibit 99.  The text of the release is incorporated herein by reference and made a part hereof.

Item 9.01.  Financial Statements and Exhibits

Exhibit                                                           Description

2	Scheme Implementation Agreement by and among Computer Sciences Corporation, CSC Computer Sciences Australia Holdings Pty Limited, and iSoft Group Limited

99                     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Date: April 5, 2011	By:	/s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

2	Scheme Implementation Agreement by and among Computer Sciences Corporation, CSC Computer Sciences Australia Holdings Pty Limited, and iSoft Group Limited

99	Press Release